EXHIBIT 5.1


                                        April 23, 1996


Tosco Corporation
72 Cummings Point Road
Stamford, CT 06902

Ladies and Gentlemen:

We have acted as counsel to Tosco Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the public offering of 7,400,000 shares of Common Stock, $.75 par value, of the Company (the "Securities").

We have examined copies of the Restated Articles of Incorporation and Bylaws of the Company, the Registration Statement and all exhibits thereto, and such other corporate records and documents and papers, statutes and authorities, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

Based on the foregoing, we are to the opinion that the Securities, if and when issued under the circumstances contemplated by the Registration Statement, have been duly authorized and, such Securities, when issued and sold in accordance with the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN